KNIFE RIVER CORPORATION DIRECTOR COMPENSATION POLICY This Director Compensation Policy (the “Policy”) was adopted by the Board of Directors (the “Board”) of Knife River Corporation (the “Company”) on May 20, 2026, and is effective as of June 1, 2026. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a “Director”) shall receive compensation made up of annual cash retainers and a restricted stock unit (“RSU”) award for shares of the Company’s common stock (“Common Stock”), as set forth in this policy. Cash Compensation Annual Cash Retainers Base Retainer $110,000 Additional Retainers: Non-Executive Chair of the Board $125,000 Chair of Audit Committee $25,000 Chair of Compensation Committee $20,000 Chair of Nominating and Governance Committee $15,000 Such cash retainers shall be paid in monthly installments. The Knife River Corporation Deferred Compensation Plan for Directors (the “Plan”) permits a Director to defer all or any portion of the annual cash retainers. The amount deferred is recorded in each participant's deferred compensation account and credited with income in the manner prescribed in the Plan. Equity Compensation Each person, other than the Non-Executive Chair of the Board, who is then a Director of the Company shall automatically receive an RSU award with a value of $150,000, and any person who is then the Non-Executive Chair of the Board shall automatically receive an RSU award with a value of $175,000, immediately after each Company Annual Meeting of Stockholders (each, an “Annual RSU Award”). Any Director who is initially elected or appointed to the Board at any time other than at a Company Annual Meeting of Stockholders will automatically receive on the date of such election or appointment a pro-rated RSU award (the “Initial RSU Award”) determined by multiplying the value of the Annual RSU award by a fraction, the numerator of which is the number of expected months (with a partial month counted as a full month) of service on the Board between the date of initial election or appointment and the date of the next Company Annual Meeting of Stockholders and the denominator of which is twelve. Each RSU award granted under the Policy shall be made under the Company’s Long-Term Performance-Based Incentive Plan (the “LTIP”) and shall be subject to the terms and conditions thereof and the applicable award agreement. The number of shares subject to each RSU award shall be determined by dividing the dollar value of the applicable RSU award by the closing price of the Common Stock on the New York Stock Exchange on the grant date. Any fractional shares shall be paid in cash. Annual RSU awards and Initial RSU awards shall vest on the day immediately prior to the date of the next Company Annual Meeting of Stockholders occurring after the date of grant, in either case, subject to the Director continuing in service on the Board through such vesting date. By written election a Director may reduce his or her annual cash retainers and have that amount instead delivered in the form of additional shares of Common Stock under the LTIP. The annual election shall specify the percentage of the annual cash retainers to be applied toward the purchase of additional shares and must be received by the Company by December 14 of the year prior to the year in which the election is to be effective. No election may be changed or revoked for the current year but an election may be changed for a subsequent year. The additional stock payments will be made on the last business day of March, June, September, and December. The stock payment shall be made by providing the Director with the number of whole shares of Common Stock determined (i) if the shares are original issue or treasury stock, by dividing the amount of the applicable stock payment by the closing price of the Common Stock on the New York Stock Exchange on the grant date or (ii) if the shares are purchased on the open market, by dividing the amount of the applicable stock payment by the weighted average price paid to purchase shares for the Director for that stock payment, excluding any related brokerage commissions or other service fees. No fractional shares shall be purchased and cash in lieu of any fractional shares shall be paid to the Director. Travel Expense Reimbursement All Directors will be reimbursed for reasonable travel expenses incurred while serving as a Director in connection with attendance at meetings of the Company’s Board of Directors and its committees. See the paragraph below entitled "Code Section 409A" for further rules relating to travel expense reimbursements. Life Insurance Coverage All Directors are protected by a non-contributory group life insurance policy with coverage of $100,000. The coverage begins the day the Director is elected or appointed to the Board of Directors and terminates when the Director ceases to be a Director. A Summary Plan Description (SPD) will be provided to the Director. The beneficiary of the insurance will be the beneficiary recorded on a beneficiary designation provided by the Company. The group life insurance policy is considered taxable compensation under current tax laws. Consequently, the Company will provide each Director annually on Form 1099 the amount of taxable income related to this coverage. Code Section 409A To the extent any reimbursements or in-kind benefits provided to a Director pursuant to this policy constitute “deferred compensation” under Internal Revenue Code Section 409A, any such reimbursement or in-kind benefit shall be paid in a manner consistent with Treasury Regulation Section 1.409A-3(i)(1)(iv), including the requirements that the amount of reimbursable expenses or in-kind benefits provided during a year may not affect the expenses eligible for reimbursement or in-kind benefits provided in any other year and that any reimbursement be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.